UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 3, 2016

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Directors

On June 3, 2016, Dr. Joseph P. Cincinnati notified MVB Financial Corp. (the “Company”) of his intent to resign as a member of the Board of Directors of the Company (the “Company Board”) and the MVB Bank, Inc. (the “Bank”) Board of Directors (the “Bank Subsidiary Board”) due to scheduling conflicts that exist between his medical practice activities and the meetings of the Company Board and the Bank Subsidiary Board.

Dr. Cincinnati is not resigning from the Company Board or the Bank Subsidiary Board due to any disagreement or dispute with the Company or the Bank. The Company Board and the Bank Subsidiary Board have accepted the resignations.

            The Company wishes to thank Dr. Cincinnati for his service to the Company Board and the Bank Subsidiary Board. The Company wishes Dr. Cincinnati continued success in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Larry F. Mazza
Larry F. Mazza President & CEO

Date:  June 3, 2016